Contact:
Dean J. Paranicas / Investor and Media Relations - 201-847-7102
Gavin A. Bell / Investor Relations - 201-847-5453


                 BD ANNOUNCES RESULTS FOR FISCAL FIRST QUARTER

Franklin Lakes, NJ (January 23, 2002) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported revenues of $945 million for the fiscal first quarter ended December 31, 2001, an increase of 9 percent from the same period a year ago. At constant foreign exchange rates, revenues increased 10 percent.

"We are pleased with our increasing revenue growth, which was driven primarily by safety-engineered devices, prefillable drug delivery devices and Biosciences products," said Edward J. Ludwig, president and chief executive officer. "This quarter's performance underscores our confidence in achieving financial and operating performance consistent with our goals for the year."




Diluted earnings per share and net income were 37 cents and $100 million for the first quarter. Excluding the cumulative effect of an accounting change recorded in the prior year, diluted earnings per share and net income were 28 cents and $74 million for the same period in fiscal 2001. First quarter 2002 earnings per share reflect an approximate 2 1/2 cent benefit from the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which, among other things, eliminates the requirement to amortize goodwill and certain other intangibles. The Company currently estimates the full year impact to earnings per share as a result of the elimination of such amortization under SFAS No. 142 to be approximately 10 cents per share. Also, as discussed in the notes to the attached unaudited Consolidated Income Statements, first quarter earnings per share benefited from a favorable comparison to the prior year's quarter due to the timing and recognition of net foreign currency translation hedge costs, and by the restatement of the income tax rate for the first quarter of fiscal 2001 in connection with the Company's adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 101.

Q1 Segment Results
In the Medical Systems segment, worldwide revenues of $503 million increased 9 percent in the quarter. Included in Medical Systems revenues were U.S. safety-engineered product sales of $78 million, an increase of 55 percent versus the prior year's quarter. Sales of prefillable drug delivery devices, which grew 27 percent, also contributed to the growth of this segment. Revenue growth was offset in part by lower recorded sales of diabetes syringes due in part to the previously-announced redirection of promotional efforts in the U.S. toward sustaining branded syringe sales at the retail level.


In the Clinical Laboratory Solutions segment, first quarter worldwide revenues increased 7 percent to $295 million. Revenue growth was driven primarily by the Preanalytical Solutions segment component. U.S. safety-engineered sales were $49 million and increased 54 percent versus the prior year's quarter. Growth in the segment also reflected increased worldwide sales in the Diagnostic Systems segment component due in part to sales relating to its molecular diagnostic platform, BD ProbeTec ET.'TM'

Revenues for the Biosciences segment grew by 14 percent to $147 million. International Biosciences revenue growth of approximately 25 percent was led by sales from the Immunocytometry Systems and Reagents, and Discovery Labware segment components. Domestic sales grew by approximately 5 percent. Discovery Labware sales growth was enhanced by sales of Gentest, which was acquired in January 2001. Domestic growth was offset, in part, by essentially flat immunocytometry instrument sales, due primarily to comparatively lower instrument installations, and weaker demand for certain molecular biology products.

Q1 Geographic Results
On a geographic basis, first quarter revenues in the U.S. increased 9 percent to $500 million. Revenues outside the U.S. of $445 million grew 10 percent, and increased 11 percent at constant foreign exchange rates. International revenues in the first quarter benefited from strong performance in Europe and improved performance in Latin America and Asia Pacific.

Fiscal 2002 and Q2 Outlook
The Company expects diluted earnings per share to be approximately $1.90 for fiscal 2002 and approximately 50 cents for the second quarter, which includes the benefit resulting from the adoption of SFAS No. 142 and is before the impacts of a restructuring program and possible divestitures, both of which are described below.

The Company previously announced that it was considering a relatively small-scale restructuring of manufacturing facilities in the Medical Systems segment and the possible sale of certain business units with combined revenues of less than $200 million. With respect to the manufacturing restructuring, which commenced this month, the Company estimates an unfavorable impact on earnings per share of 2 to 3 cents for the full year excluding related special charges of $25 to $28 million that it expects to record in the second quarter.

The divestitures remain under consideration. The Company estimates that fiscal 2002 earnings per share would have been reduced by approximately 5 cents, assuming these divestitures had been completed as of October 1, 2001.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2001, BD reported total revenues of $3.8 billion.

                                     ***

This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding the Company's performance, including future revenues, products and income, or events or developments that the Company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the Company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; the Company's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in the Company's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in the Company's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.

                                     ***

BD's news releases can be found on its website at www.bd.com or through Business Wire at www.businesswire.com. A conference call with analysts regarding this news release will be broadcast live on BD's website at 8:30 a.m. EST Thursday, January 24, 2002. The conference call will be available for playback at 1-800-944-2000 through the close of business on January 31, 2002.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

                                       Three Months Ended December 31,
                                       2001            2000       % Change
---------------------------------------------------------------------------
REVENUES                           $ 944,946       $ 864,418          9.3

Cost of products sold                499,762         453,918         10.1
Selling and administrative           248,294         235,292          5.5
Research and development              55,237          52,727          4.8
---------------------------------------------------------------------------
TOTAL OPERATING COSTS
  AND EXPENSES                       803,293         741,937          8.3
---------------------------------------------------------------------------

OPERATING INCOME                     141,653         122,481         15.7

Interest expense, net                 (9,571)        (18,564)       (48.4)
Other expense, net                    (1,616)         (2,059)       (21.5)
---------------------------------------------------------------------------

INCOME BEFORE
  INCOME TAXES                       130,466         101,858         28.1

Income tax provision                  30,793          28,160          9.4
---------------------------------------------------------------------------

INCOME BEFORE
  CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX               99,673          73,698         35.2

Cumulative effect, net of tax              -         (36,750)          NM
---------------------------------------------------------------------------

NET INCOME                         $  99,673       $  36,948           NM
---------------------------------------------------------------------------

BASIC EARNINGS PER SHARE

Before Cumulative Effect           $    0.38       $    0.29         31.0
Cumulative Effect                          -           (0.14)          NM
---------------------------------------------------------------------------

Basic Earnings Per Share           $    0.38       $    0.15           NM
---------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE

Before Cumulative Effect           $    0.37       $    0.28         32.1
Cumulative Effect                          -           (0.14)          NM
---------------------------------------------------------------------------

Diluted Earnings Per Share         $    0.37       $    0.14           NM
---------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                           259,192         254,465
     Diluted                         270,172         266,237
---------------------------------------------------------------------------

NM - Not Meaningful

See page 2 for Notes to Consolidated Income Statements.

BECTON DICKINSON AND COMPANY
NOTES TO CONSOLIDATED INCOME STATEMENTS
Three Months Ended December 31, 2001



First quarter fiscal 2002 Revenues include $1.6 million of hedging costs related to BD's purchase of option contracts to hedge a portion of anticipated sales from the United States to non-U.S. customers. In the first quarter of fiscal 2001, similar hedging costs of $5.9 million had been recorded in Other Expense under previous accounting guidance. This amount has now been reclassified to Revenues. Also included in Revenues were gains on purchased option contracts which, in the first quarter of fiscal 2002 and fiscal 2001, were $1.2 million and $2.1 million, respectively.

BD adopted the provisions of Securities Exchange Commission Staff Accounting Bulletin No. 101 ''Revenue Recognition in Financial Statements,'' (SAB 101) in the fourth quarter of fiscal 2001, retroactive to October 1, 2000. Prior year results have been restated to reflect this adoption. As part of the restatement, the first quarter of fiscal 2001 includes $27 million of additional revenues that were taxed at a 41% rate. As a result, the first quarter of fiscal 2001, on a restated basis, reflects a 28% effective tax rate, as compared to 24% on a pre-SAB 101 basis. For the year, the fiscal 2001 tax rate remained at 24%.
A complete discussion of this accounting change can be found in BD's 2001 annual report on Form 10-K.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

                                       Three Months Ended December 31,
                                     2001          2000       % Change
                                 --------------------------------------------
MEDICAL SYSTEMS
   United States                   $250,902      $226,004        11.0
   International                    252,128       234,385         7.6
--------------------------------------------------------------------------------
TOTAL                              $503,030      $460,389         9.3
--------------------------------------------------------------------------------

CLINICAL LABORATORY SOLUTIONS
   United States                   $172,488      $159,679         8.0
   International                    122,261       114,924         6.4
--------------------------------------------------------------------------------
TOTAL                              $294,749      $274,603         7.3
--------------------------------------------------------------------------------

BIOSCIENCES
   United States                   $ 76,700      $ 73,246         4.7
   International                     70,467        56,180        25.4
--------------------------------------------------------------------------------
TOTAL                              $147,167      $129,426        13.7
--------------------------------------------------------------------------------

TOTAL REVENUES
   United States                   $500,090      $458,929         9.0
   International                    444,856       405,489         9.7
--------------------------------------------------------------------------------
TOTAL                              $944,946      $864,418         9.3
--------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND MAJOR PRODUCT GROUPS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

                                          United States
                                 ----------------------------------
                                   2001        2000     % Change
                                 ----------------------------------
MEDICAL SYSTEMS
   Medical Surgical              $169,554    $140,040      21.1
   Consumer Health Care            58,769      68,486     (14.2)
   Pharmaceutical Systems          16,283      10,270      58.5
   Ophthalmic Systems               6,296       7,208     (12.7)
-------------------------------------------------------------------
TOTAL                            $250,902    $226,004      11.0
-------------------------------------------------------------------

CLINICAL LABORATORY SOLUTIONS
   Preanalytical Solutions       $ 87,315    $ 76,580      14.0
   Diagnostic Systems              85,173      83,099       2.5
-------------------------------------------------------------------
TOTAL                            $172,488    $159,679       8.0
-------------------------------------------------------------------

BIOSCIENCES
   Immunocytometry & Reagents    $ 54,435    $ 55,154      (1.3)
   Discovery Labware               22,265      18,092      23.1(*)
-------------------------------------------------------------------
TOTAL                            $ 76,700    $ 73,246       4.7
-------------------------------------------------------------------

TOTAL UNITED STATES              $500,090    $458,929       9.0
-------------------------------------------------------------------

                                           International
                                 ----------------------------------
                                   2001        2000     % Change
                                 ----------------------------------
MEDICAL SYSTEMS
   Medical Surgical              $145,964    $135,912       7.4
   Consumer Health Care            44,974      47,476      (5.3)
   Pharmaceutical Systems          55,265      46,181      19.7
   Ophthalmic Systems               5,925       4,816      23.0
-------------------------------------------------------------------
TOTAL                            $252,128    $234,385       7.6
-------------------------------------------------------------------

CLINICAL LABORATORY SOLUTIONS
   Preanalytical Solutions       $ 62,068    $ 56,356      10.1
   Diagnostic Systems              60,193      58,568       2.8
-------------------------------------------------------------------
TOTAL                            $122,261    $114,924       6.4
-------------------------------------------------------------------

BIOSCIENCES
   Immunocytometry & Reagents    $ 54,691    $ 42,144      29.8
   Discovery Labware               15,776      14,036      12.4
-------------------------------------------------------------------
TOTAL                            $ 70,467    $ 56,180      25.4
-------------------------------------------------------------------

TOTAL INTERNATIONAL              $444,856    $405,489       9.7
-------------------------------------------------------------------

(*) Includes acquisition of Gentest in January 2001.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND MAJOR PRODUCT GROUPS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

                                              Total
                                 ----------------------------------
                                   2001        2000     % Change
                                 ----------------------------------
MEDICAL SYSTEMS
   Medical Surgical              $315,518    $275,952      14.3
   Consumer Health Care           103,743     115,962     (10.5)
   Pharmaceutical Systems          71,548      56,451      26.7
   Ophthalmic Systems              12,221      12,024       1.6
-------------------------------------------------------------------
TOTAL                            $503,030    $460,389       9.3
-------------------------------------------------------------------

CLINICAL LABORATORY SOLUTIONS
   Preanalytical Solutions       $149,383    $132,936      12.4
   Diagnostic Systems             145,366     141,667       2.6
-------------------------------------------------------------------
TOTAL                            $294,749    $274,603       7.3
-------------------------------------------------------------------

BIOSCIENCES
   Immunocytometry & Reagents    $109,126    $ 97,298      12.2
   Discovery Labware               38,041      32,128      18.4
-------------------------------------------------------------------
TOTAL                            $147,167    $129,426      13.7
-------------------------------------------------------------------

TOTAL REVENUES                   $944,946    $864,418       9.3
-------------------------------------------------------------------


                                  FX Neutral % Growth
                                 ---------------------
                                 International   Total
                                 --------------- -----
MEDICAL SYSTEMS
   Medical Surgical                  10.8        16.0
   Consumer Health Care              (4.1)      (10.1)
   Pharmaceutical Systems            17.6        25.1
   Ophthalmic Systems                23.0         1.6
------------------------------------------------------
TOTAL                                 9.4        10.2
------------------------------------------------------

CLINICAL LABORATORY SOLUTIONS
   Preanalytical Solutions           10.3        12.5
   Diagnostic Systems                 3.6         2.9
------------------------------------------------------
TOTAL                                 6.9         7.5
------------------------------------------------------

BIOSCIENCES
   Immunocytometry & Reagents        28.1        11.4
   Discovery Labware                 13.6        18.9
------------------------------------------------------
TOTAL                                24.5        13.3
------------------------------------------------------

TOTAL                                10.8         9.8
------------------------------------------------------